CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of MV Fund II, LLC, for the quarter ended March 31, 2005, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Quarterly Report on Form 10-QSB of MV Fund II, LLC for the quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, fairly presents in all material respects, the financial condition and results of operations of MV Fund II, LLC

By:	/s/ Sam Medley
Name:	Sam Medley
Title:	Chief Executive Officer of MV Funding Group, Inc., sole Manager of MV Fund II, LLC
Date:	May 16, 2005
By:	/s/ Rowe Nelson
Name:	Rowe Nelson
Title:	Chief Financial Officer of MV Funding Group, Inc., sole Manager of MV Fund II, LLC
Date:	May 16, 2005

* Sam Medley and Rowe Nelson function, respectively, as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350.